SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934


Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12
_______________________________________________________

                           ALPHA SOLARCO INC.
         (Exact name of registrant as specified in its charter)
_______________________________________________________

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

________________________________________________________
     2) Aggregate number of securities to which transaction applies:

________________________________________________________
     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
determined):
_______________________________________________________
     4)  Proposed maximum aggregate value of transaction:

_______________________________________________________
     5)  Total fee paid:

_______________________________________________________
[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:

_______________________________________________________

     2)  Form, Schedule or Registration Statement No.:
_______________________________________________________

     3)  Filing Party:

______________________________________________________

     4)  Date Filed:
                       ALPHA SOLARCO INC.
                   510 East University Drive
                     Phoenix, Arizona 85004

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           - November 15, 1995 -

To the Shareholders of Alpha Solarco:

   You are cordially invited to attend the Annual Meeting of Shareholders of Alpha Solarco Inc. (the "Company" or "Alpha
Solarco") to be held on November 15, 1995 at 9:00 A.M. at Grace
Inn, I-10 Elliott Avenue (Exit 57), Phoenix, Arizona 85044 for the purposes of considering and acting upon the following:

    1.  Election of five directors to serve until the next Annual
Meeting of Shareholders.

    2. Approval of a proposal to amend the Company's Articles of Incorporation to effect a one-for-100 reverse stock split.

    3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on October 13, 1995 will be entitled to vote at the meeting. All persons who find it convenient to do so are invited to attend the meeting in person. In any event, please sign and return the Proxy enclosed with this Notice at your earliest convenience.


                                 Edward C. Schmidt,
                                 President

IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY NEVERTHELESS VOTE IN PERSON SHOULD YOU DESIRE. IT IS IMPORTANT THAT PROXIES BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.


October 17, 1995



                   IMPORTANT

     A proxy statement and proxy are submitted herewith. As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting in person. Shareholders attending the meeting may personally vote on all matters which are considered in which event their signed proxies are revoked. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.

                     ALPHA SOLARCO INC.
                  510 East University Drive
                    Phoenix, Arizona 85004
PROXY STATEMENT                    October 17, 1995

                        INTRODUCTION

    The Board of Directors of Alpha Solarco Inc. is soliciting proxies, the form of which is enclosed, for the Annual Meeting of the Shareholders to be held on November 15, 1995. Each of the 109,146,060 shares of Common Stock without par value outstanding on October 13, 1995 is entitled to one vote on all matters acted upon at the meeting, and only shareholders of record on the books of the Company at the close of business on October 13, 1995 will be entitled to vote at the meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated.
However, if a proxy is properly executed and returned to the Company, but without designating how the shares are to be voted, they will be voted affirmatively. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

  The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular salaries. Brokers and others who hold stock in trust will be asked to send proxy material to the beneficial owners of the stock and the Company will reimburse them for their expenses.

   The Company's Annual Report to Shareholders for the fiscal year ended May 31, 1995, including financial statements, is enclosed separately.

                ELECTION OF DIRECTORS

    At the meeting, five directors are to be elected to hold office until the next Annual Meeting of Shareholders. It is the intention of the individuals named in the proxy to vote all proxies received for the election of only the five nominees named below. The Company is not presently aware of any potential candidates who may be nominated at or prior to the meeting, and in no event will the proxies solicited hereby be voted for more than five nominees designated.

   All of the nominees listed below, except for Dr. Shell, are presently serving as members of the Board of Directors. While management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or become unable to accept the nominations, should any nominee so refuse or become unable to accept, the proxies will be voted for such other person or persons for the office of director as management may recommend. Nominees receiving the five highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the five nominees specified below unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

   Information with respect to each of the five nominees is as follows (see also "Security Ownership of Certain Beneficial Owners and Management"):

   EDWARD C. SCHMIDT, President of Alpha Solarco Inc. since
January, 1988. Prior to that time, Mr. Schmidt served as the Executive Vice President of Alpha Solarco. Mr. Schmidt is 63 years old and has been director of the Company since 1979.

   BEN D. WOLTMAN, Chairman of the Board of Alpha Solarco since
1988; sole owner of Woltman-Margol, Inc., Dallas, Texas, manufacturers and distributors of custom picture frames, for more than five years. Mr. Woltman is 59 years old and has been director of the Company since 1979.

    WILSON DENNEHY, President of A.R.C., Inc. (private investments) for more than five years. Mr. Dennehy is 57 years old and has been director of the Company since 1992.

    CHARLES DENNEHY, independent equine appraiser and advisor for more than five years. Mr. Dennehy is 63 years old and has been director of the Company since 1992.

    DR. RICHARD L. SHELL, Professor of Industrial Engineering at the University of Cincinnati for more than five years; acknowledged expert in, among other fields, engineering, industrial management and productivity; served as consultant and investigator for numerous national and local corporations. Dr. Shell is 56 years old.

   None of the directors presently serve as directors of other corporations that either have a class of securities registered under the Securities Exchange Act of 1934 or are subject to the reporting requirements of that Act.

      BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

   The Board of Directors of the Company meets at least once each year. In the fiscal year ended May 31, 1995, the Board met on 12 occasions. The Company has no standing audit, nominating, or compensation committees. Each incumbent director during the last fiscal year attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). Officers of the Company receive no additional compensation for their service on the Board. There are no standard arrangements for compensation of directors and no compensation was paid to any director during the year ended May 31, 1995.

             PROPOSAL TO AMEND ARTICLES OF
  INCORPORATION TO EFFECT 1 FOR 100 REVERSE STOCK SPLIT

   The Company's Common Stock has been listed on the National Association of Securities Dealer's Automated Quotations SmallCap Market (the "Nasdaq System") since 1979. In 1991 the SEC approved a rule change regarding the criteria for initial and continued inclusion on the Nasdaq System. Pursuant to the rule change, to continue listing on the Nasdaq System, a company must have and maintain (i) minimum total assets of $2,000,000, (ii) minimum shareholders' equity of $1,000,000, (iii) a minimum bid price per share of $1.00, (iv) a minimum market value of the public float for the Company's securities of $200,000, and (v) a minimum of two market makers for the company's securities; provided than an issuer is not required to maintain the $1.00 per share minimum bid price if it maintains a market value of the public float of its securities of $1,000,000 and shareholders' equity of at least $2,000,000 (the "Nasdaq Listing Requirements").

   The Company was recently informed by Nasdaq that the Company is not in compliance with the Nasdaq Listing Requirements. Nasdaq has informed the Company that if the Company's Common Stock closes at a minimum bid price of $1.00 or greater for ten consecutive trading days between September 19, 1995 and December 18, 1995, then the Company will have complied with the minimum bid price requirement. Alternatively, if the Company's capital and surplus and market value of public float equals or exceeds $2,000,000 and $1,000,000, respectively, for ten consecutive trading days during the same period, then the Company will also be deemed in compliance. If the Company does not comply with the Nasdaq Listing Requirements by the end of this period, however, it will become subject to a formal delisting action. The Company's Board of Directors has determined that continued listing of the Company's Common Stock on the Nasdaq System is in the best interests of the holders of the Common Stock. If the Common Stock were to be disqualified for listing on the Nasdaq System, the Common Stock would continue to be traded only in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the Nasdaq Bulletin Board, which is generally considered to be a less efficient market than the Nasdaq System.

    The Company's shareholder's equity $1,068,000 as of August 31,
1995) is substantially less than the required $2,000,000. Because there can no assurance that the Company will be able to secure the necessary equity investments which would increase its shareholders' equity to $2,000,000 or more, the Board of Directors has concluded that it will be necessary to attempt to raise the per share trading value of the Company's Common Stock by effecting a 1-for-100 reverse stock split ("Reverse Stock Split"), although there can be no assurance that the Reverse Stock Split will in fact result in the desired per share price increase. In the absence of the Reverse Stock Split, however, the Board believes that it is very unlikely that the Company will be able to maintain its Common Stock on the Nasdaq System.

     The Board of Directors has identified other reasons for the Reverse Stock Split in addition to compliance with the Nasdaq System requirements. The Board believes that the relatively low per-share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public.
Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community. In practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced shares. In addition, certain brokerage houses as a matter of policy, will not extend margin credit on stock trading at low prices. On the other hand, certain other investors may be attracted to low-price stock because of the greater trading volatility sometimes associated with such securities.

    In order to effect the Reverse Stock Split it is necessary that the Company's shareholders approve a proposal to amend the Articles of Incorporation.

    Certain Effects of Reverse Stock Split

    The Board of Directors recognizes that reverse stock splits are commonly believed to result in a decrease in the aggregate market value of an issuer's common stock. The Board of Directors believes, however, that this possible negative impact is outweighed by what it perceives to be a greater negative impact upon aggregate market valuation of delisting the Common Stock from the Nasdaq System. A vote for the proposal will include authorization of the Company's Board of Directors not to file the amendment to effect the Reverse Stock Split in the event the Board of Directors determines that filing the amendment would not be in the best interests of the Company's shareholders. Factors leading to such a determination could include, without limitation, the Company's failure to meet other applicable requirements for continued listing on the Nasdaq System or substantially improved prospects for the Company's future ability to meet alternative Nasdaq Listing Requirements without effecting the Reverse Stock Split.

    The Company is currently authorized to issue 200,000,000 shares of Common Stock, of which 109,146,060 shares were outstanding at the close of business on May 31, 1995. If the Reverse Stock Split is effected, the number of authorized shares would remain the same, but the number of shares outstanding would be decreased to approximately 1,091,461 shares. With the exception of the number of authorized shares, the rights and preferences of the shares of Common Stock of the Company before and after the Reverse Stock Split will remain the same. If the Reverse Stock Split is effected, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of shareholders of the Company, or any other aspect of the Company's business would materially change as a result of the Reverse Stock Split.

    The result of a Reverse Stock Split effected due to the proposed amendment would be that shareholders of the Company who own 100 or more shares of Common Stock will receive one share of new Common Stock for each 100 shares of Common Stock held at the time of the Reverse Stock Split, and one additional share in lieu of the issuance of factional shares of new Common Stock. Shareholders of the Company who own fewer than 100 shares of Common Stock on the date the Reverse Stock Split is effected will be entitled to receive one share of new Common Stock in lieu of receiving fractional shares resulting from the Reverse Stock Split. There can be no assurance that the Reverse Stock Split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of approval of the Reverse Stock Split or that the approval of the Reverse Stock Split will otherwise have any of the effects described herein.

Federal Income Tax Consequences

   The following discussion summarizing certain federal income tax and Colorado state tax consequences is based on current law and is included for general information only. Shareholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the Reverse Stock Split in light of their individual circumstances. The receipt of new Common Stock solely in exchange for Common Stock will not result in recognition of gain or loss to the shareholder. The adjusted tax basis of the shareholder's new Common Stock will be the same as the shareholder's adjusted tax basis in exchanged Common Stock. The holding period of new Common Stock received solely in exchange for Common Stock will include the shareholder's holding period in the exchanged Common Stock. No gain or loss will be recognized by the Company upon the Reverse Stock Split.

Exchange of Certificates in the Event of a Reverse Stock Split

   If the proposal is approved by the shareholders, the Company will file an amendment to its Articles of Incorporation with the Colorado Secretary of State. The Reverse Stock Split would become effective on the date of that filing (the "Effective Date"). As soon as practicable after the Effective Date, shareholders will be notified and requested to surrender the certificates representing their shares of Common Stock of the Company to the Company's transfer agent, American Securities Transfer, Inc., in exchange for certificates representing their shares of new Common Stock. Commencing with the Effective Date, each certificate representing shares of Common Stock will be deemed, for all corporate purposes, to evidence ownership of shares of new Common Stock. If a shareholder owns fewer than 100 shares of Common Stock or holds a number of shares not evenly divisible by 100, that shareholder will receive an additional share of new Common Stock in lieu of receiving fractional shares of new Common Stock.

   For the purpose of determining ownership of Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered on the stock records of the Company, regardless of the beneficial ownership of those shares. For example, if certain shares are registered in the name of a husband, and certain other shares are registered in the name of the husband and his wife, those two amounts of shares will be treated separately and as held by two different share holders for the purpose of determining ownership of Common Stock at the Effective Date.

   No service charge will be payable by shareholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

Required Shareholder Approval

    The proposal of a Reverse Stock Split by amending the Articles of Incorporation is contained in the following resolution which will be submitted to the shareholders for adoption at the Annual
Meeting:

    RESOLVED, that the Article Fourth of the Articles of Incorporation of Alpha Solarco Inc. shall be amended to read in its entirety as set forth below and that the Board of Directors is hereby authorized to cause the filing of a certificate effecting such amendment with the Colorado Secretary of State; provided, however, that the Board of Directors may, in its sole discretion, elect to abandon such amendment at any time prior to the filing of such certificate if the Board deems such abandonment to be in the best interests of the Company and its shareholders:

  "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is two hundred million (200,000,000) shares, all of which shall be Common Stock without par value. Each share of Common Stock of the Corporation held of record at the close of business of the business date immediately preceding the effective date hereof shall be changed into one-hundredth (1/100) of one share of fully paid and nonassessable Common Stock of the Corporation. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split effected by the preceding sentence of this Article Fourth, the Corporation shall issue to any shareholder that would otherwise receive fractional shares one full additional share."

   The proposal, to be effective, must be approved by holders of a majority of the Company's outstanding shares of Common Stock entitled to vote at the Annual Meeting. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the proposal. The Board of Directors has unanimously approved the proposal and it is believed that all officers and directors of the Company will vote their respective shares in favor of the proposal.

    The enclosed proxy will be voted with respect to the proposal in accordance with the instructions specified in the space provided on the proxy form. If no instructions are given, proxies will be voted FOR approval of the proposal. The Board of Directors recommends a vote FOR proposal.

                   EXECUTIVE COMPENSATION

    The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, Alpha Solarco's president. No executive officer of Alpha Solarco earned more than $100,000 in salary and bonus in 1995.

                   Summary Compensation Table


                                   Annual Compensation
Name and Principal Position  Year  Salary($)  Bonus($) All Other Compensation($)

Edward C. Schmidt            1993  $52,000     --      $4,200(1)
                             1994  $52,000     --      $4,200(1)
                             1995  $88,667     --      $5,200(1)


________________

(1)  Consisted of car allowance.

   For the three year period, no long term compensation awards (stock options, stock grants, stock appreciation rights, cash or otherwise) were issued or granted by the Company, nor was any other form of annual compensation paid by the Company to the named executive officer. Corresponding columns in the above table have consequently been omitted.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

   Under Rule 13(d) of the Securities Exchange Act of 1934, a
beneficial owner of a security is defined to include any person who directly or indirectly has or shares voting power over such security.  Such beneficial owner under this definition need not enjoy the economic benefit of such securities.  The following are the only shareholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of May 31, 1995.
Title of Class    Name and Address of   Amount and Nature  Percentage of
                  Beneficial Owner      of Ownership       Class
________________________________________________________________________

Common Stock      Estate of              7,726,550 shs.      7.08%(2)
without           Miroslav Uroshevich    owned of record
par value         2505 Fleetwood Ave.    and beneficially(1)
                  Cincinnati, OH 45211

Common Stock      Mrs. Ingrid Uroshevich 7,726,550 shs.      7.08%(2)
without           2505 Fleetwood Avenue  owned of record
par value         Cincinnati, OH 45211   and beneficially(1)

Common Stock      Wilson Dennehy         25,173,281 shs.    23.06%(2)
without           5753 Southmoore Lane   owned of record
par value         Englewood, CO 80111    and beneficially(3)

Common Stock      Charles Dennehy        18,953,866 shs.    17.37%(2)
without           51 Alden               owned of record
par value         Lake Forest, IL 60045  and beneficially(4)

__________

(1) Includes 5,525,228 shares held of record by the Estate of Mr. Uroshevich and 1,761,322 shares held of record by his widow and the Administratrix of the Estate, Mrs. Ingrid Uroshevich, and 40,000 shares held of record by Mrs. Uroshevich as custodian for their children. Also includes 40,000 shares which the Estate of Mr. Uroshevich has the right to acquire through the exercise of currently exercisable stock options, which options the Estate has not exercised. In addition, during his lifetime Mr. Uroshevich granted a warrant to purchase 300,000 of the shares of common stock held by him and options to purchase a total of 822,223 shares of common stock held by him.

(2) This percentage assumes the exercise of currently exercisable stock options, which options have not in fact been exercised.

(3)   Consists of 6,153,119 shares owned of record by Mr. Wilson
Dennehy and wife and 19,020,162 shares issuable upon the exercise of currently exercisable, but unexercised warrants held by both.

(4)   Consists of 378,571 shares owned of record by Mr. Charles
Dennehy and wife and 18,575,295 shares issuable upon the exercise of currently exercisable, but unexercised warrants by both.

Management

   Information with respect to each director and executive officer of Alpha Solarco and all directors and executive officers as a group, is as follows:

Title of Class    Name of             Amount and Nature     Percentage
                  Beneficial Owner    of Ownership          of Class
__________________________________________________________________________

Common Stock      Edward C. Schmidt,  2,038,418 shs.         1.87%(3)
without par value President/Director  owned of record
                                      and beneficially(1)

Common Stock      Ben D. Woltman,     1,697,540 shs.         1.56%(3)
without par value Director            owned of record
                                      and beneficially(2)

Common Stock      Wilson Dennehy,     25,173,281 shs.       23.06%(3)
without par value Director            owned of record
                                      and beneficially(4)

Common Stock      Charles Dennehy,    18,953,866 shs.       17.37%(3)
without par value Director            owned of record
                                      and beneficially(5)

Common Stock      Frederick E. Searing,       --                   --
without par value Controller

Common Stock      All directors and   47,863,105 shs.(6)    43.85%(3)
without par value executive officers
                  as a group (5 persons)


__________________

(1) Includes currently exercisable options to purchase 150,000 shares of Alpha Solarco Common Stock, which options have not in fact been exercised, 30,000 shares which he owns outright, and 1,858,418 shares pledged to Alpha Solarco by State Machine for which shares he holds a proxy to vote.

(2) Includes currently exercisable options and warrants to purchase 475,790 shares of Alpha Solarco Common Stock, which options have not in fact been exercised, and 40,000 shares issuable upon the conversion of convertible debentures which have not in fact been converted.

(3) These percentage amounts assume the exercise of currently exercisable stock options, which options have not in fact been exercised.

(4)  Consists of 6,153,119 shares owned of record by Mr. Wilson
Dennehy and his wife and 19,020,162 shares issuable upon the exercise of currently exercisable, but unexercised warrants held by both.

(5)  Consists of 378,571 shares owned of record by Mr. Charles
Dennehy and 18,575,295 shares issuable upon the exercise of currently exercisable, but unexercised warrants.

(6) Includes currently exercisable options, warrants and/or convertible debentures to purchase 38,221,247 shares of Alpha Solarco Common Stock, which options, warrants and/or debentures have not in fact been exercised and/or converted and 1,858,418 shares pledged to Alpha Solarco which may be voted by Edward C. Schmidt as proxy for State Machine.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Between December, 1986 and May, 1993 Mr. Gerald H. Phipps, a director of Alpha Solarco, now deceased, loaned Alpha Solarco sums of money pursuant to several promissory notes with varying rates of interest. In November, 1994, the Company converted the entire Phipps' indebtedness in the amount of $845,268, including principal and interest, into equity of the Company by issuing 2,852,534 shares of common stock each, totalling 8,557,602, to Sandra Dennehy, Karen Sass, and Marta Talman, the daughters of Mr. Phipps. In May, 1995, the Company borrowed from Karen Sass and Marta Talman, children of Mr. Gerald H. Phipps, the principal sums of $1,000.00 each, payable pursuant to the terms of two promissory notes which are repayable with interest at 9% per annum, payable on demand but such demand can not be made sooner than August 31, 1996.
 In May, 1995, Charles Dennehy's wife, Daphne Dennehy, loaned $60,000.00 to the Company, which by the terms of the promissory note was repayable with interest at 9% per annum, payable on demand but such demand can not be made sooner than August 31, 1996. In May, 1995, Wilson Dennehy's wife, Sandra Dennehy, loaned $60,000.00 to the Company, which by the terms of the promissory note was repayable with interest at 9% per annum, payable on demand but such demand cannot be made sooner than August 31, 1996. Further, in order to induce Karen Sass, Marta Talman and Sandra Dennehy to enter into these loans, the Company entered into several stock put and call agreements, which provided that the Company repurchase shares of common stock of the Company owned by these individuals upon demand of these individuals over a period of two years for a purchase price ranging from $.1155 to $.1270 per share. During the years ended May 31, 1995 and 1994 a total of $12,650 and $3,842 interest accrued on all notes payable to directors of Alpha Solarco, respectively.

  The transactions described above were entered into primarily because of the relationships of the parties to such transactions. In the absence of such relationships Alpha Solarco believes that certain or all of such transactions may not have been effected, or may not have been effected on the same terms. The terms of such transactions may not be comparable to the terms which would have prevailed had such transactions occurred between unrelated third parties.

                            AUDITORS

    The accounting form of Spaeth and Batterberry is presently serving as the Company's and Solectric's independent auditors. Spaeth and Batterberry also served as the Company's and Solectric's independent auditors during the fiscal year ended May 31, 1995 and has acted as auditors for the Company and Solectric since 1988. Representatives of Spaeth and Batterberry are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                    1996 ANNUAL MEETING

  In order for any shareholder proposals for the 1996 Annual
Meeting of Shareholders to be eligible for inclusion at the meeting, they must be received by the Company at 510 University
Drive, Phoenix, AZ 85004 prior to June 19, 1996.

                       OTHER MATTERS

   The Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. However, if any matters other than those set forth in the notice should be properly presented for action, including any adjournment of the Annual Meeting, such matters will be handled in accordance with applicable legal requirements.

                              PROXY

                          ALPHA SOLARCO INC.
                            1600 Broadway
                         Denver, Colorado 80202
                           (Registered Office)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints EDWARD C. SCHMIDT and FREDERICK E. SEARING, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of ALPHA SOLARCO INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company scheduled to be held on November 15, 1995 at 9:00 a.m. at the Grace Inn, I-10 Elliott Avenue (Exit 157), Phoenix, Arizona 85044 or at any adjournment or recess thereof.

Please mark X in the appropriate box. The Board of Directors recommends a vote FOR all matters.

1.  ELECTION OF DIRECTORS

___  FOR all nominees listed below.  ____  WITHHOLD AUTHORITY

             (except as marked to the contrary below)

EDWARD C. SCHMIDT, BEN D. WOLTMAN, WILSON DENNEHY, CHARLES DENNEHY DR. RICHARD L. SHELL

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below

________________________________________________________________


2. Approval of a proposal to amend the Company's Articles of Incorporation to effect a one for one hundred reverse stock split.

____  For    ____  Abstain       ____  Against


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all proposals. This proxy was prepared by the issuer at the direction of the Board of Directors.

ALL FORMER PROXIES ARE HEREBY REVOKED.  NUMBER OF SHARES
_____________

                      Dated:____________________, 1995

                       ___________________________________
                          (Signature of Shareholder)

                       ___________________________________
                          (Signature of Shareholder)


(Please sign exactly as your name appears opposite. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such).